Exhibit 99.3

 Operations, Excellence & ESG     INVESTOR DAY 2022  James Coffey, COO, & General Counsel

 2  Operations Excellence & ESG  Hydrogen & Fuel Cell Markets Booming Worldwide  Globally, $38 billion annually is expected to be invested in hydrogen and fuel cells between 2020 and 2040  $1-$1.4 trillion in investment is needed by 2040 to meet decarbonization commitments  Sources: $38 bn fact: 10-K report & ESG report  www.mckinsey.com/industries/oil-and-gas/our-insights/global-energy-perspective-2022

 Annual Co2 Emissions from Energy Use  3  Operations Excellence & ESG  Advent’s strategy:  Innovate  Focus on Total Cost of Ownership (TCO)  HT-PEM Superiority  Curb Non-OECD emissions  Source: Advent L.I.F.E proposal: LiFE_Annex_1_3_Combined.pdf   Address the 3Es: Energy Security, Economy, Environment.   Today  Co2 emissions by OECD countries  95GT/year by 2100  Co2 emissions abatement by Non-OECD

 4  Regional Sales Center  Portable Solutions  HQ, Ion Pair  Polymer, Ion-Pair  Solutions, Development  Production, Stack  Operational Excellence  Advent around the world as one company.   Senior management regularly travels to all locations.  Task force focused value creation through operational excellence.   Operations Excellence & ESG

 Advent Partner & Market Approach  5  Operations Excellence & ESG  5

 Operations Excellence & ESG  The world needs low-cost, clean fuel solutions  sourced with existing infrastructure  LPG  METHANOL  BIOMETHANOL  BLUEH2  GREEN   HYDROGEN  LOHC  EMETHANOL  EFUELS  ADVENT  COMPETITION  COST  $4  $2  $2  $2  <$1  <$2  per/KG   <$2  IMMEDIATELY AVAILABLE FUTURE   Advent’s Fuel Cell Is Fuel-flexible

 Advent Fuel Cell Value Proposition  7  Operations Excellence & ESG  ROI  Noise  Reduction of CO2  No SOX, NOX, black carbon etc.  Ease of use  Lowering Total Cost of Ownership (TCO) & increasing Return On Investment (ROI)  Limited maintenance  Versatile technology  H2 Carrier Fuels

 Strategic collaborations and awards  8  Operations Excellence & ESG  U.S. Department of Energy   L’Innovator program: Advent and Los Alamos National Labs, National Renewable Energy Labs, and Brookhaven Labs working to commercialize next-generation HT-PEM technology  “ARPA-E” OPEN Award   Advanced Research Projects Agency–Energy:   Advent collaborated with Toyota Motor North America R&D, Los Alamos, University of Texas at Austin, Rensselaer Polytechnic Institute, and University of New Mexico to develop next-generation HT-PEM fuel cells for the automotive industry  U.S. Department of Defense  Honey Badger: 50 W reformed methanol wearable fuel cell power system selected by the U.S. DoD National Defense Center for Energy and Environment for demonstration/validation program.  Northeastern University   Development of MEAs for low-cost electrolyzers (green hydrogen production).  Advent is a world leader in developing advanced materials, components, and processes  Creates energy, defense, and telecom fuel cell solutions  Clients in U.S., Europe, China, and Pacific Rim   Completed dozens of EU and nationally sponsored projects.

 9  Operations Excellence & ESG  Supply Chain Value Creation Approach  Engage and work with contractors and suppliers that also act in an environmentally, and socially responsible manner  Ties to local communities – we work with local suppliers and contractors whenever feasible  Key partnerships established with BASF and De Nora on key components sourcing and future scale-up

 Memberships & Excellence  10  Operations Excellence & ESG  Hydrogen Europe  Methanol Institute  The Fuel Cell and Hydrogen Energy Association  American-Hellenic Chamber of Commerce  German Intelligent Mobility Association  Confederation of Danish Industry  E4ships  Aalborg Alliancen  Energy Cluster Denmark  CAN in Automation (CiA)  Brintbranchen Hydrogen Denmark  Clean Power Net  Since 2017, Advent Technologies A/S has adopted the ISO  9001:2015, Quality management system

 Manufacturing scale-up  11  Operations Excellence & ESG  Massachusetts, U.S.:   The Hood Park facility is scheduled to be operational in Autumn of 2022.   Hood Park will allow Advent to scale-up and meet increasing global demand.   Patras, Greece:   Upgraded facilities to produce the necessary materials for MEAs.   Patras upgrade will enable Advent to soon support production of nearly 1 MW of power per month.

 12  Operational Excellence  ESG Highlights

 April 2022: Published Advent’s first ESG report  13  ESG Highlights

 REDUCE  Our approach to sustainability  14  ESG HIGHLIGHTS  CREATE  BECOME  Reduce carbon footprint through use of HT-PEM fuel cells   Create a circular economy by recapturing and recycling old fuel cells   Become more sustainable by meeting sustainable development goals

 Energy Savings, Leed And Well Certifications  15  ESG HIGHLIGHTS  Advents seeks to realize energy savings whenever possible.  We deliver electricity back to the grid and rely on green electricity where possible.  Our Boston HQ at 200 Clarendon Street has a gold level LEED certification and we are working towards platinum level WELL certification.

 16  ESG HIGHLIGHTS  *Numbers as of December 31. 2021, Advent A/S  Form of treatment  Faction group  Total Quantity (kg)  Recycling  Packaging cardboard  1,700  Hazardous Waste  663  Iron and Metal  8,459  Food waste  1,078  Other waste  980  Paper incl. newspapers  64  Small equipment   1,490  Incineration  Hazardous Waste  4,489  Suitable for combustion  9,200  Total  28,123  Recycling and Waste Disposal

 Society - Human Capital  17  ESG HIGHLIGHTS  40 employees in the USA  61 employeesin Denmark  18 employees  in Germany  26 employees in the Philippines  * Numbers as of June 30, 2022  Key Partnerships  Market Penetration  *This number includes part-time employees and contractors.  Patras and Athens, Greece  38   Successful R&D Programs   San Francisco Bay Area, USA  Boston and Charlestown, MA, USA  Aalborg, Denmark  Achern,   Germany  Manila, Philippines  *This number includes part-time employees and contractors.  Manila, Philippines  Employee break-down per location  Patras and Athens, Greece  Achern,   Germany  Aalborg, Denmark  San Francisco Bay Area, USA  Boston and Charlestown, MA, USA  38 employees  in Greece  183 total employees

 Society- Training and Development  18  ESG HIGHLIGHTS  * Numbers as of December 31, 2021  78% of Advent employees participated in training and development programs in 2021:  Professional skills improvement  Human rights  Ethics  Health and safety issues on all laboratory processes  Technological expertise  Enhanced cooperation with academia and research institutions for internship programs.   University of Patras   University of Rennes   University of Bern   New England School of Law   Massachusetts Institute of Technology

 Advent’s social commitment   19  ESG HIGHLIGHTS  We are committed to community engagement at all locations.  Advent supports local economies - its operations create value and employment opportunities.   Our goal is to be a trusted partner where we operate.   Advent is committed to fostering a dialogue with local committees  To guide our commitment to society and active community participation we:  Promote local employment;  Support local organizations; and  Strengthen local economic development

 Governance – Business Ethics  20  ESG HIGHLIGHTS  Code of Business Conduct & Ethics  Whistleblower and Complaint Policy  Insider Trading Policy   Anti-Fraud Policy  Related Persons Transaction Policy

 Summary  21  ESG HIGHLIGHTS  The provision of clean energy is our global objective.  Advent's fuel cells can fulfill the global need for low-cost, clean fuel solutions sourced with existing infrastructure.  We partner with governments and the world’s greatest companies, aiming to couple our advanced electrochemistry and engineering expertise with a global scale of operations and manufacturing footprint.  We pride ourselves in being a forward-looking company, putting ESG at the center of our corporate strategy.